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FOR IMMEDIATE RELEASE:                                              EXHIBIT 99.1
Claudia Jones or Elizabeth Foster
(858) 617-7600

        NEUROCRINE BIOSCIENCES ANNOUNCES RESUBMISSION STATUS OF INDIPLON

THE COMPANY ALSO ANNOUNCES CONFERENCE CALL AND WEBCAST TO PRESENT FOURTH QUARTER
                      AND YEAR-END 2004 FINANCIAL RESULTS

San Diego, CA February 7, 2005 - Neurocrine Biosciences (NASDAQ: NBIX) announced today that it completed its meeting with the FDA regarding the resubmission of its indiplon immediate release and modified release New Drug Applications
(NDAs). The company announced that based on the January 26, 2005 meeting with the FDA, it is now expecting to resubmit the immediate release (IR) capsules NDA at end of 1st Quarter / beginning of the 2nd Quarter 2005, followed by the Modified Release (MR) tablets NDA also in the 2nd Quarter 2005.

"Our recent meeting with the FDA regarding the issues related to our NDA submissions was very productive and contained no surprises. The FDA reviewed our reformatting plans and agreed that such plans were sufficient to allow proper FDA navigation of the document. Based on this meeting, we are moving ahead to resubmit our electronic New Drug Applications (NDAs) as quickly as possible, said Gary Lyons, President & CEO of Neurocrine Biosciences. "We will take advantage of the timing of the resubmission of the MR NDA to also incorporate data from the recently completed MR clinical study (404) into the submission rather than amending the application during review. Results of the 404 modified release clinical study in adults with chronic insomnia will be released in mid February. During our fourth quarter conference call we will provide guidance to 2005 earnings and also answer questions relating to our recent regulatory discussions and activities to ensure continued progress toward launch."

Neurocrine Biosciences, Inc. also announced today that the Company will report fourth quarter and year-end 2004 financial results after the NASDAQ market closes on Thursday, February 10, 2005. Neurocrine will also host a live conference call and Webcast to discuss its year-end results and provide a Company update Thursday afternoon, February 10, 2005 at 4:30 PM Eastern Standard Time (EST) / 1:30 PM Pacific Standard Time (PST). The live Conference Call can be accessed by dialing 1-800-905-0392 (U.S.) or 785-832-0201 (International) and using the Conference ID# NBIX. The call can also be accessed via the Webcast through the Company's website at http://www.neurocrine.com or alternatively through a link provided by PRNewswire at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=68817&event
ID=1011381

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If you are unable to attend the Webcast and would like further information on this announcement please contact Claudia Jones or Elizabeth Foster in the Investor Relations Department at Neurocrine Biosciences at 858-617-7600. A replay of the Conference Call will be available by dialing 1-800-839-3607 (US) or 402-220-2970 (International) and will be archived until Thursday, February 24, 2005.

Neurocrine Biosciences, Inc. is a product-based biopharmaceutical company focused on neurological and endocrine diseases and disorders. Our product candidates address some of the largest pharmaceutical markets in the world including insomnia, anxiety, depression, diabetes, multiple sclerosis, irritable bowel syndrome, eating disorders, pain, and autoimmunity. Neurocrine Biosciences, Inc. news releases are available through the Company's website via the Internet at http://www.neurocrine.com

In addition to historical facts, this press release may contain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those indicated in the forward looking statements are risks and uncertainties associated with Neurocrine's business and finances in general including, but not limited to, risk and uncertainties associated with the Company's indiplon program and planned regulatory activities. Specifically, the risks and uncertainties the Company faces with respect to its indiplon program include, but are not limited to; risk that the Company will not be able to reformat the indiplon IR and/or MR NDA within the Company's projected timelines; risk that the Company will be unable to reformat the indiplon IR and/or MR NDA in a manner acceptable to the FDA; the risk that regulatory authorities may reject our regulatory submissions or find them incomplete or insufficient; risk that additional clinical studies may be required to support submissions for regulatory approval; risk that the indiplon labeling granted by regulatory authorities may limit the commercial success of indiplon; risk relating to the Company's dependence on contract manufacturers for clinical drug supply and compliance with regulatory requirements for marketing approval; risks associated with the Company's dependence on corporate collaborators for commercial manufacturing and marketing and sales activities; uncertainties relating to patent protection and intellectual property rights of third parties; risks and uncertainties relating to competitive products and technological changes that may limit demand for the Company's products; risk that the Company will be unable to raise additional funding required to complete development of all of its product candidates; and the other risks described in the Company's report on Form 10-K for the year ended December 31, 2003 and most recent report on Form 10-Q filed for the quarter ended, September 30, 2004. Neurocrine undertakes no obligation to update the statements contained in this press release after the date hereof.

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